Exhibit 99.1

Production & Capital Guidance 1 Q3 2026 & FY2026 Basin Breakout / 2H 2026 Capital Program Primary components of the capital program for 2H2026: • Drilling and completion of 3 gross (2.1 net) Parkman wells in the PRB (operated) • Facilities build-out in preparation for 2027 drilling plans in the PRB (operated) • Drilling of 2 gross (0.5 net) Barnett wells in the Permian Basin (non-operated), completions are expected in Q127 • Completion of 5 gross (0.4 net) Marcellus wells (non-operated) Q3 2026 FY 2026 Production Ranges Total (MMcfe) [3,270 – 3,510] [13,740 – 14,280] Midpoint Daily (MMcfe/d) [35.6 – 38.2] [37.6 – 39.1] Oil (MBbl) [155 – 165] [640 – 670] Midpoint Daily (BO/d) [1,686 – 1,793] [1,753 – 1,836] Midpoint Sequential Growth Total +10% +18% Oil +27% +194% Capital Ranges D&C ($MM) [19.9 – 23.6] [32.1 – 35.9] Facilities ($MM) [3.7 – 4.4] [7.1 – 8.0] Other1 ($MM) [0.4 – 0.5] [2.1 – 2.3] Midstream ($MM) 0 [0.7 – 0.8] Total ($MM) [24.0 – 28.5] [42.0 – 47.0] 50% 38% 12% Q3 2026 - Total Production 37% 53% 10% FY 2026 - Total Production 2% 88% 10% Q3 2026 - Total Capital 10% 72% 17% 2% FY 2026 - Total Capital